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                          CONSENT OF MICHAEL GOLDEN

To: The Street.com, Inc.

I hereby consent to the use of my name as a nominee for director of TheStreet.com, Inc. and to be named in the Registration Statement on Form S1 of TheStreet.com.



                                                      /s/ Michael Golden
                                                      -------------------------
                                                          Michael Golden